SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C. 20549

                                 FORM S-8

                       REGISTRATION STATEMENT UNDER
                        THE SECURITIES ACT OF 1933


                       WIZZARD SOFTWARE CORPORATION
                       ----------------------------
          (Exact Name of Registrant as Specified in its Charter)


            Colorado                              87-0575577
            --------                              ----------
  (State or Other Jurisdiction                (IRS Employer ID No.)
  of incorporation or organization)

                             424 Gold Way
                      Pittsburgh, Pennsylvania 15213
                      ------------------------------
               (Address of Principal Executive Offices)

                           (412) 621-0902
                           --------------
           (Issuer's Telephone Number, including Area Code)

                          Stock Option Plan
                          -----------------
                      (Full Title of the Plan)

                        Christopher J. Spencer
                             424 Gold Way
                    Pittsburgh, Pennsylvania 15213
                    ------------------------------
                (Name and Address of Agent for Service)

                            (412) 621-0902
                            --------------
      (Telephone Number, Including Area Code, of Agent for Service)


IF ANY OF THE SECURITIES BEING REGISTERED ON THIS FORM ARE TO BE OFFERED ON A DELAYED OR CONTINUOUS BASIS PURSUANT TO RULE 415 UNDER THE SECURITIES ACT OF 1933, OTHER THAN SECURITIES OFFERED ONLY IN CONNECTION WITH DIVIDEND OR
INTEREST REINVESTMENT PLANS, CHECK THE FOLLOWING BOX:    [ ]

                      CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------------------

Title of Each                     Proposed     Proposed
Class of                          Maximum      Maximum           Amount of
Securities to    Amount to        Price per    Aggregate         Registration
be Registered    be Registered    Unit/Share   Offering Price    Fee *
-----------------------------------------------------------------------------
$0.005 par        1,000,000       $0.50        $500,000          $
value common
voting stock
-----------------------------------------------------------------------------

     * Calculated according to Rule 457(h) and (c) of the Securities and Exchange Commission, based upon the average of the bid and asked prices of our common stock on the OTC Bulletin Board on November 20, 2002, to be issued under the Plan.

                          PART I

Item 1.  Plan Information.
--------------------------

     Plan.
     -----

         A copy of our ("Wizzard Software Corporation," or the "Company," "we," "our" and "us" or words of similar import) Stock Option Plan (the "Plan") is attached hereto and incorporated herein by reference.

Item 2.  Registrant Information and Employee Plans Annual Information.
----------------------------------------------------------------------

     Available Information.
     ----------------------

         Copies of our Plan, our 10-KSB Annual Report for the year ended December 31, 2001, all amendments to our 10-KSB Annual Report, all of our 10-QSB Quarterly Reports and any of our Current Reports filed with the Securities and Exchange Commission (the "Commission") during the past 12 months will be provided to the Plan's participants.

         We also undertake to furnish, without charge, to such participants or persons purchasing any of our securities registered hereby, copies of all of such documentation. Requests should be directed to Christopher J. Spencer, our President, at the address and telephone appearing on the Cover Page of this Registration Statement.

         Additional information regarding us may be reviewed at the Commission's web site www.sec.gov, in the Edgar Archives.

                               PART II

            Information Required in the Registration Statement
            --------------------------------------------------

Item 3.  Incorporation of Documents by Reference.
-------------------------------------------------

          The following documents are incorporated by reference into this Registration Statement and made a part hereof, to wit:

          (a) Our 10-KSB Annual Report for the calendar year ended December 31, 2001, filed with the Commission on or about April 15, 2002; our 10-KSB/A1 filed with the Commission on or about July 3, 2002; our 10-KSB/A2 filed with the Commission on or about August 8, 2002; our 10-KSB/A3 filed with the Commission on or about September 10, 2002; and our 10-KSB/A4 filed with the Commission on or about September 19, 2002;

          (b) All of our other reports filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") for the past twelve months;

          (c)  Not applicable.

          All documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall also be deemed to be incorporated by reference into this Registration Statement and made a part hereof from the date of the filing of such documents.

Item 4.  Description of Securities.
-----------------------------------

          We are authorized to issue one class of securities, being comprised of $0.001 par value common voting stock.

          The holders of our $0.001 par value common stock of have traditional rights as to voting, dividends and liquidation. All shares of common stock are entitled to one vote on all matters; there are no pre-emptive rights and cumulative voting is not allowed. Our common stock is not subject to redemption and carries no subscription or conversion rights. In the event of our liquidation, the holders of our common stock are entitled to share equally in corporate assets after satisfaction of all liabilities.

Item 5.  Interest of Named Experts and Counsel.
-----------------------------------------------

          Leonard W. Burningham, Esq., who has prepared this Registration Statement, the Plan and an Opinion regarding the authorization, issuance and fully-paid and non-assessable status of our securities covered by this Registration Statement, presently owns 92,353 shares of our common stock and is not deemed to be an affiliate of ours or a person associated with an affiliate of ours. He is also entitled to participate in the Plan.

Item 6.  Indemnification of Directors and Executive Officers.
-------------------------------------------------------------

          Section 7-109-102 of the Colorado Code authorizes a Colorado corporation to indemnify any director against liability incurred in any proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

         Unless limited by the Articles of Incorporation, Section 7-109-105 authorizes a director to apply for indemnification to the court conducting the proceeding or another court of competent jurisdiction. Section 7-109-107 extends this right to officers of a corporation as well.

         Unless limited by the Articles of Incorporation, Section 7-109-103 requires that a corporation indemnify a director who was wholly successful in defending any proceeding to which he or she was a party against reasonable expenses incurred in connection therewith. Unless limited by the Articles of Incorporation, Section 7-109-107 extends this protection to officers of a corporation as well.

         Pursuant to Section 7-109-104, the corporation may advance a director's expenses incurred in defending any action or proceeding upon receipt of an undertaking and a written affirmation of his or her good faith belief that he or she has met the standard of conduct specified in Section 7-109-102. Unless limited by the Articles of Incorporation, Section 7-109-107 extends this protection to officers of a corporation as well.

         Regardless of whether a director, officer, employee or agent has the right to indemnity under the Colorado Code, Section 7-109-108 allows the corporation to purchase and maintain insurance on his or her behalf against liability resulting from his or her corporate role.

         Article VIII of our Company's Bylaws reiterates the provisions of
Section 7-109-102 of the Colorado Code, and extends this protection to officers and employees of our Company. Article VIII also provides that a judgment or conviction, whether based upon a plea of guilty or nolo contendere or its equivalent, or after trial, shall not in and of itself be deemed to be an adjudication that such director, officer or employee is liable to our Company for negligence or misconduct in the performance of his or her duties. This determination can be made, at the option of the director, officer or employee seeking indemnification in any of the following manners: (a) order of the court or administrative agency having jurisdiction of the action, suit or proceeding; (b) resolution of a majority of the non-interested members of the Board of Directors; (c) if there is no quorum after excluding interested directors, by majority resolution of a committee of non-interested stockholders and directors appointed by the Board of Directors; (d) resolution of a majority of the quorum directors at any meeting; or (e) an order of any court having jurisdiction over our Company.

Item 7.  Exemption from Registration Claimed.
---------------------------------------------

          None.

Item 8.  Exhibits.
------------------

Exhibit
Number
------

  5.1     Opinion regarding Legality

  5.2     S-8 Memorandum for Plan Participants

 23.1     Consent of Leonard W. Burningham, Esq.

 23.2     Consent of Pritchett, Siler & Hardy, P.C.
          Certified Public Accountants

 23.3     Consent of Murphy & Murphy, CPA, LLC
          Certified Public Accountants

 99.1     Stock Option Plan

Item 9.  Undertakings.
----------------------

          The undersigned Registrant hereby undertakes:

          (a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

                     (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                    (iii) To include any additional or changed material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, only to the extent required by the general rules and regulations of the Commission.

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) That for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to
               Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (h) Insofar as indemnification for liabilities arising under the Securities Act, as amended, may be permitted to directors, executive officers and controlling persons of the Registrant as outlined above or otherwise, the Registrant has been advised that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, executive officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, executive officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                               SIGNATURES

          Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on the date or dates appearing opposite the respective signatures hereto.

                                             REGISTRANT:

Date: 11/19/02                                By /s/ Christopher J. Spencer
      --------                                --------------------------
                                              Christopher J. Spencer
                                              President and Director


          Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons (who constitute all of the members of the Board of Directors of the Registrant) in the capacities and on the date indicated.


Date: 11/19/02                              /s/ Christopher J. Spencer
      --------                               --------------------------
                                             Christopher J. Spencer
                                             CEO, President and
                                             Director


Date: 11/19/02                               /s/ Armen Geronian
      --------                               --------------------------
                                             Armen Geronian
                                             Assistant Secretary
                                             and Director

Date: 11/19/02                               /s/ Gordon Berry
      --------                               --------------------------
                                             Gordon Berry
                                             Director

Date: 11/19/02                               /s/ Alan Costilo
      --------                               --------------------------
                                             Alan Costilo
                                             Director

           Securities and Exchange Commission File No. 333-69415

                    SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C. 20549

                                 EXHIBITS

                                    TO

                                 FORM S-8
                       REGISTRATION STATEMENT UNDER
                        THE SECURITIES ACT OF 1933

                       WIZZARD SOFTWARE CORPORATION

                               EXHIBIT INDEX


Exhibit
Number
-------

  5.1     Opinion regarding Legality

  5.2     S-8 Memorandum for Plan Participants

 23.1     Consent of Leonard W. Burningham, Esq.

 23.2     Consent of Pritchett, Siler & Hardy, P.C.
          Certified Public Accountants

 23.3     Consent of Murphy & Murphy, CPA, LLC
          Certified Public Accountants

 99.1     Stock Option Plan